UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On February 21, 2014, Talmer Bancorp, Inc. (the “Company”) issued a press release announcing the closing of the underwriters’ over-allotment option to purchase 2,333,333 shares of the Company’s Class A common stock (the “Over-allotment Shares”) from certain selling shareholders pursuant to the over-allotment option granted by the selling shareholders in connection with the Company’s initial public offering, which closed on February 14, 2014. The additional shares were offered to the public at a price of $13.00 per share. The Company will not receive any of the proceeds in connection with the closing of the over-allotment option by the underwriters. A copy of the February 21, 2014 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 7.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of Talmer Bancorp, Inc.’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01  Other Events.

The Over-allotment Shares were sold by certain selling shareholders as follows:

Selling Shareholder	Number of Over-allotment Shares Sold
Howard Hughes Medical Institute	238,388
Greenlight Capital, L.P.	18,426
Greenlight Capital Qualified, L.P.	108,633
Greenlight Capital (Gold), LP	54,158
John Hancock Income Fund	306,094
John Hancock Regional Bank Fund	30,867
Universities Superannuation Scheme Limited	336,961
WLR Recovery Fund IV, L.P.	756,405
WLR IV Parallel ESC, L.P.	3,038
BlueMountain Financial Holdings, LLC	148,430
Liberty Harbor Distressed Credit Aggregator I, L.P.	63,806
Goldman Sachs Palmetto State Credit Fund, L.P.	82,983
Goldman Sachs TC Master Partnership, L.P.	19,177
Waterstone Market Neutral Master Fund, Ltd.	165,967
2,333,333

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated February 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: February 21, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer